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                                                                   EXHIBIT 10.11

                             REFERRAL FEE AGREEMENT

This Referral Fee Agreement (the "Agreement") is made this 2nd day of May, 2000 and entered into by and between Solutions America, Inc. ("Solutions"), a Delaware corporation with its principal place of business at 600 Corporate Pointe, 12th Floor, Culver City, California 90230, and Mobius Trust Company Ltd. ("Mobius"), a Nevis corporation with its principal place of business at The Henville Building, St. Charles Street, Charlestown, Nevis, West Indies. Each of the aforementioned parties is sometimes referred to individually as a "Party" and collectively they will be referred to as the "Parties".

Whereas Solutions provides web site design, database development, marketing, financial services and transaction processing services to banks, corporations and merchants conducting E-commerce over the Internet;

Whereas Mobius has relationships with banks, Internet merchants, corporations and other entities and seeks to introduce such companies requiring E-commerce services to Solutions;

Whereas Solutions and Mobius wish to enter into a business relationship whereby Mobius refers potential banks, clients and Internet merchants to Solutions;

Whereas this Agreement shall apply only to banks introduced by Mobius which are not party to an Independent Sales Organization jointly owned by Solutions and Mobius, and to Internet merchants introduced by Mobius where transactions are processed or settled by banks which are not party to an Independent Sales Organization jointly owned by Solutions and Mobius;

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Solutions and Mobius do hereby agree as follows:

1.      NATURE AND TERM OF ENGAGEMENT

(a) Transaction Processing, Merchant Banking and Web Site Design Services. Mobius hereby agrees to introduce banks providing E-commerce merchant banking services, and banks, Internet merchants and other corporations requiring E-commerce transaction processing services and/or web site design services to Solutions. Such banks, Internet merchants and corporations shall be considered "Mobius Referrals", unless Solutions has a preexisting relationship with such bank, Internet merchant or corporation. On a monthly basis (at the end of each calendar month), Mobius shall submit to Solutions a list of each and every bank, Internet merchant or corporation referred to Solutions during the previous month. All entities on said list shall be deemed Mobius Referrals unless Solutions objects in writing within seven (7) working days that Solutions has a preexisting relationship. In the event Solutions has a written contract with an entity referred by Mobius, such entity shall be deemed a preexisting client of Solutions. In the event a written contract is not in existence, Solutions and the entity referred by Mobius shall together determine whether such entity has a preexisting relationship with Solutions.

(b) Multiple Jurisdictions. In the event the entity referred by Mobius is an organization with branches, affiliates and subsidiaries in multiple jurisdictions around the world, Solutions and Mobius shall jointly determine the jurisdictions to which the Mobius Referral would be extended. Such determination shall be made in writing within (7) working days.


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(c)     Term. The term of this Agreement shall be one (1) year from the date hereof; provided, that this Agreement shall be automatically renewed for additional one (1) year terms, unless either Party gives the other Party written notice of its intention not to renew at least thirty (30) days prior to the last day of the then current term, in which event the last effective date of this Agreement shall be the lst day of the then current term. Notwithstanding anything in this paragraph to the contrary, all of Solutions' payment obligations to Mobius under this Agreement shall survive termination or suspension of this Agreement.

(d) Exclusivity. This Agreement shall be non-exclusive and nothing shall preclude either Party from entering similar agreements with other parties providing similar services.

2.      FEES AND PAYMENT

(a) For each and every transaction with a value less than One Hundred United States Dollars (US $100.00) processed by Solutions (and / or its agents and assigns) on behalf of a Mobius Referral, Solutions shall pay to Mobius a fee of two and half cents (US$.025).

(b) Where the average ticket price of transactions processed by Solutions (and / or its agents and assigns) on behalf of a Mobius Referral is One Hundred United States Dollars (US $100.00) or greater, Solutions shall pay to Mobius five percent (5%) of Solutions' processing fees earned from such transactions, provided that the fees as a percentage of the gross value of transactions under this clause shall not be less than 0.125%.

(c) The aggregate of all such fees shall be paid on a monthly basis (on the 15th day of each calendar month following the month in which the transactions occurred).

(d) For each and every web site designed or redesigned by Solutions (and / or its agents and assigns) on behalf of a Mobius Referral, Solutions shall pay to Mobius ten percent (10%) of the amount charged by Solutions to the Mobius Referral on the first fifty thousand dollars ($50,000), and fifteen percent (15%) on the amount charged by Solutions in excess of fifty thousand dollars ($50,000). The aggregate of such fees shall be paid within five (5) business days of receipt of payment by Solutions.

(e) Each Party will be responsible for their own expenses. Provided, however, that Solutions will reimburse Mobius for such pre-approved expenses as it may from time to time incur at the request of Solutions.

3.      REPRESENTATIONS AND WARRANTIES; INDEMNITIES

(a) Representations and Warranties. The Parties hereby represent and warrant that (i) they have the full right to enter into this Agreement; (ii) that they will act in accordance with all laws and regulations.

(b) Indemnification. Each Party agrees to fully indemnify the other Party for any damage or loss including reasonable attorney's fees from the breach or alleged breach of this Agreement or any of the representations and warranties whether express or implied.

4.      GENERAL PROVISION


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(a)     Relationship Between Parties. The Parties to this Agreement are independent contractors and nothing in this Agreement shall make them joint venturers, partners, employees, agents or other representatives of the other Party hereto. Neither Party shall make any representation that suggests otherwise. Provided, however, Solutions will be responsible for managing all client accounts and all activities related thereto.

(b) Assignment. Mobius may not transfer or assign any of its rights or duties under this Agreement without the prior written consent of Solutions, which consent shall not be unreasonably withheld.

(c) Taxes. Each Party shall report and pay all taxes imposed on its revenues or income by any jurisdiction.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

(e) Integration and Amendment. This Agreement, along with any exhibits, attachments or other documents affixed hereto or referred to herein, constitutes the entire agreements between the Parties hereto relative to the various subject matters hereof and may be amended or revoked only by an instrument in writing signed by both Parties. The Parties hereby agree that no prior agreement, understanding or representation pertaining to any matter covered or mentioned in this Agreement shall be effective for any purpose.

(f) Severability. If any term or provision of this Agreement shall be held invalid or unenforceable to any extent under any applicable law by a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby, and each remaining term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. To the extent that the provisions of such applicable law may be waived, they are hereby waived to the end that this Agreement is deemed to be a valid and binding agreement enforceable in accordance with its terms.

(g) Waiver. No waiver by either Party of the breach of any covenant, condition or term of this Agreement shall be construed as a waiver of any preceding or succeeding breach nor shall the acceptance of any fee or other payment during any period in which either Party is in default be deemed to be a waiver of such default. All waivers must be in writing and signed by the waiving Party.

(h) Attorney's Fees. If suit, action or arbitration is brought to enforce or interpret any provision of this Agreement, or the rights or obligations of any Party hereto as they relate to the subject matter of this Agreement, the prevailing Party shall be entitled to recover, as an element of such Party's costs of suit, and not as damages, all reasonable costs and expenses incurred or sustained by limitation, attorneys' fees and expenses and court costs.

(i) Survival of Representations and Warranties. All representations and warranties of each Party contained herein shall survive the execution and delivery of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Referral Fee Agreement effective as of the 2nd day of May, 2000.



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SOLUTIONS AMERICA, INC.                MOBIUS TRUST COMPANY LTD.



By:                                    By:
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   Floyd W. Kephart, Chairman             Norman Axten, President



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